                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       COASTCAST CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
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           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             COASTCAST CORPORATION
                           3025 EAST VICTORIA STREET
                       RANCHO DOMINGUEZ, CALIFORNIA 90221
                                 (310) 638-0595
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 20, 2001

To the Shareholders of COASTCAST CORPORATION:

    You are cordially invited to attend the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), which will be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 20, 2001, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

    1. To elect a board of six directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

    2. To consider and take action concerning approval of the Company's 2001 Non-Employee Director Stock Option Plan (a copy of which is included as Appendix B to the accompanying Proxy Statement).

    3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record of the Company's common stock at the close of business on April 23, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

    THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ NORMAN FUJITAKI
                                          Norman Fujitaki
                                          Secretary

Rancho Dominguez, California
April 27, 2001

                             COASTCAST CORPORATION
                           3025 EAST VICTORIA STREET
                       RANCHO DOMINGUEZ, CALIFORNIA 90221
                                 (310) 638-0595
                                PROXY STATEMENT
                   APPROXIMATE DATE PROXY MATERIAL FIRST SENT
                        TO SHAREHOLDERS: APRIL 30, 2001

    The following information is given in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), to be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 20, 2001, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

    A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

    Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of all six of the nominee-directors specified herein and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2001, unless a contrary choice is specified in the proxy. If a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted on, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

    Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Deloitte & Touche LLP will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of such proposal not to equal or exceed a majority of the quorum required for the Meeting (in which case the proposal would not be approved).

    Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Company has outstanding only common stock, of which 7,676,042 shares were outstanding as of the close of business on April 23, 2001 (the "Record Date"). Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

    Representation at the Meeting by the holders of a majority of the outstanding shares of common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

    The following table sets forth, as of April 23, 2001, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

NAME AND ADDRESS                                               AMOUNT AND NATURE OF     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP(1)    CLASS(2)
-------------------                                           -----------------------   ----------
Hans and Vivian Buehler.....................................    1,215,800 shs.(3)          15.4%
3025 East Victoria Street
Rancho Dominguez, CA 90221

James and Nancy Grosfeld....................................       1,020,000(4)            13.3%
20500 Civic Center Drive
Suite 3000
Southfield, MI 48076

Dimensional Fund Advisors Inc. .............................        535,400(5)              7.0%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

Bedford Oak Partners LP.....................................        567,000(6)              7.7%
Bedford Oak Advisors, LLC
Harvey P. Eisen
100 South Bedford Road
Mt. Kisco, NY 10549

------------------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to such person's shares.

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, in the case of Mr. Buehler, the number of shares which Mr. Buehler has the right to purchase pursuant to options which are either currently exercisable or exercisable within 60 days.

(3) Includes 214,500 shares which are subject to options held by Mr. Buehler which are either currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by

    Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4) Based on an Amendment No. 1 to Schedule 13G filed on October 10, 2000 James and Nancy Grosfeld share voting and dispositive power over these shares.

(5) Based on an Amendment to Schedule 13G filed on February 2, 2001, Dimensional Fund Advisors Inc. has sole voting and dispositive power.

(6) Based on Schedule 13G filed on March 21, 2001, includes 387,000 shares held by Bedford Oak Partners, LP ("BOP"), 100,000 shares held by Bedford Oak Offshore ("BOO"), 50,000 shares held by Bedford Oak Capital ("BOC") and 30,000 shares held by Maxwell Gluck Foundation ("MGF"). Based on such
    Schedule 13G, Bedford Oak Advisors, LLC ("BOA") is the investment manager of BOP, BOO, BOC and MGF and Harvey P. Eisen is the managing member of BOA. Based on such Schedule 13G, BOA and Mr. Eisen share voting and dispositive power over the 180,000 shares held by BOO, BOC and MGF. In addition, based on such Schedule 13G, BOA, BOP and Mr. Eisen share voting and dispositive power over the 387,000 shares held by BOP.

    The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                         STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information regarding the shares of the Company's common stock beneficially owned as of April 23, 2001 by (i) each director and director nominee, (ii) the executive officers identified in the Summary Compensation Table below, and (iii) all directors, director nominees and executive officers of the Company as a group:

                                                               AMOUNT AND
                                                                NATURE OF      PERCENT
                                                               BENEFICIAL        OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP (1)   CLASS (2)
------------------------                                      -------------   ---------
Hans H. Buehler.............................................    1,215,800(3)     15.4%

Robert L. Gates.............................................      164,012(4)      2.1%

Robert H. Goon..............................................        6,500           *

Edwin A. Levy...............................................       47,733(5)        *

Gary V. Meloni..............................................          -0-           *

Lee E. Mikles...............................................       33,333(6)        *

Paul A. Novelly.............................................          -0-(7)        *

Ramon F. Ibarra.............................................       48,583(8)        *

Todd L. Smith...............................................       31,551(9)        *

Kathleen H. Wainwright......................................       16,666(10)       *

K. Michael Wellman..........................................          -0-           *

All directors, director nominees and executive officers as a
  group (15 persons)........................................    1,594,802(11)    19.9%

------------------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, to the best of the Company's knowledge and belief, each person listed has sole voting and investment power as to shares beneficially owned by such person.

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person or group, as applicable, the number of shares of common stock, if any, which the listed individual or group has the right to acquire within 60 days. Ownership of less than one percent is indicated by an asterisk.

(3) Includes 214,500 shares which are subject to options held by Mr. Buehler which are currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4) Includes 26,625 shares owned by Mr. Gates' wife, the beneficial ownership of which Mr. Gates disclaims.

(5) Includes 13,333 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Includes 9,100 shares owned by Mr. Levy's wife, the beneficial ownership of which Mr. Levy disclaims. Includes 15,400 shares owned by the Gracy Fund, beneficial ownership of which Mr. Levy disclaims except to the extent of his pecuniary interest therein.

(6) All shares are subject to options which are either currently exercisable or exercisable within 60 days.

(7) Does not include 19,116 shares owned by the Novelly Exempt Trust, U/I/T dated 8/12/92. Mr. Novelly disclaims beneficial ownership of these shares.

(8) Includes 42,233 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

(9) Includes 5,001 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Also, includes 5,200 shares held in trust for his minor children.

(10) All shares are subject to options which are either currently exercisable or exercisable within 60 days.

(11) Includes 348,692 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

                      NOMINATION AND ELECTION OF DIRECTORS

    The Company's directors are to be elected at each annual meeting of shareholders. At the Meeting, six directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at the Meeting set forth in the table below are all recommended by the Board of Directors of the Company and are all incumbent directors of the Company.

    In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

    The six nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

    The following table sets forth certain information concerning the nominees for election as directors.

NOMINEE(1)                                                 PRINCIPAL OCCUPATION                    AGE
----------                                  ---------------------------------------------------  --------
Hans H. Buehler...........................  Chief Executive Officer and Chairman of the Board
                                            of the Company                                          68
Robert H. Goon............................  Attorney                                                60
Edwin A. Levy(3)..........................  Principal of Levy, Harkins & Co.                        63
Gary V. Meloni (2)........................  Senior Partner of Meloni, Hribal, Tratner LLP           47
Lee E. Mikles(3)..........................  Chairman of Mikles/Miller Management, Inc.              45
Paul A. Novelly(2)........................  President of Apex Oil Company, Inc.                     57

------------------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company. The audit committee held three meetings during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. See "--Report of Audit Committee" for a discussion of the functions performed by the audit committee.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of two directors, neither of whom is an employee of the Company. The compensation committee held one meeting during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. See "Executive Compensation and Other Information--Report of Compensation Committee on Executive Compensation" for a discussion of the functions performed by the compensation committee.

    Mr. Buehler is one of the founders of the Company and has been the Chairman of the Board and a director since the Company's inception in 1980. He also served as Chief Executive Officer until January 1, 1998 and re-assumed the position of Chief Executive Officer in November 1998. Mr. Buehler has more than 35 years of experience in the investment-casting business, including more than 25 years of experience in the manufacture of golf clubheads.

    Mr. Goon has been a director of the Company since December 1999. He also served as a director of the Company from February 1991 to December 1994.
Mr. Goon has been engaged in the practice of law for 35 years. From before 1995 until November 1999, he was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company. Since November 1999, he has been a sole practitioner and has been retained by the Company for certain legal services. Mr. Goon is also a director of Emulex Corporation and Artisoft, Inc.

    Mr. Levy has been a director of the Company since February 1994. He is one of the founders of, and since 1979 has been a principal of, Levy, Harkins & Co., an investment advisory firm. Mr. Levy is also a director of Quintel Entertainment Corporation.

    Mr. Mikles has been a director of the Company since June 1996. He has been the Chairman of Mikles/Miller Management, Inc., a professional money management firm, since October 1992. Mr. Mikles also serves as a director of Boss
Holdings, Inc., NelNet Corporation, CenterSpan Corporation and Official Payments Corporation.

    Mr. Novelly has been a director of the Company since December 1994. Since 1975, Mr. Novelly has been the President of Apex Oil Company, Inc., a company which together with its subsidiaries is engaged in petroleum trading, storage, marketing and transportation. He is also a director of Boss Holdings, Inc, and Intrawest Corporation.

    Mr. Meloni has been a director of the Company since April 2001. He is one of the founders of, and since September 1997, has been a senior partner with Meloni, Hribal, Tratner LLP, a certified public accounting firm. From 1987 to September 1997, Mr. Meloni was the managing partner of Edward White and Company, an independent certified public accounting firm.

    There were seven meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period.

CERTAIN BUSINESS RELATIONSHIPS

    Mr. Goon is the sole shareholder, director, officer and employee of Robert
H. Goon, A Law Corporation, which received, in 2000, legal fees from the Company in the amount of $53,800 which represents more than 5% of the total revenues for 2000 of Robert H. Goon, A Law Corporation.

DIRECTOR COMPENSATION

FEES AND BENEFITS

    Each member of the Board of Directors who is not an employee of the Company receives an annual fee of $10,000, paid in quarterly installments of $2,500, and a fee of $2,000 for each board meeting attended. The Company also reimburses directors for expenses related to attending board and committee meetings.

STOCK OPTIONS

    2001 PLAN

    The Board of Directors has adopted, subject to approval of the shareholders, the 2001 Non-Employee Director Stock Option Plan, pursuant to which each member of the Board of Directors who is not an employee of the Company receives automatic grants of options to purchase specified numbers of shares of common stock of the Company. This plan is described below under "Approval of Non-Employee Director Stock Option Plan."

    1995 PLAN

    Each member of the Board of Directors who is not an employee of the Company receives automatic grants of options to purchase specified numbers of shares of common stock of the Company under the Company's 1995 Amended and Restated Non-Employee Director Stock Option Plan (the "1995 Plan"). The aggregate number of shares of common stock of the Company which may be issued pursuant to exercise of options granted under the 1995 Plan shall not exceed 200,000 shares; 13,334 shares currently are available for grant under the 1995 Plan.

    The 1995 Plan provides that an option to purchase 30,000 shares of common stock of the Company will be granted automatically to each Eligible Director (as defined in the 1995 Plan) who first becomes an Eligible Director after December 13, 1995 on the date on which such director first becomes an Eligible Director. The 1995 Plan provides that an option to purchase an additional 10,000 shares of common stock of the Company is granted automatically to each such director on the third anniversary of the date on which such director first became an Eligible Director and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary.

    Pursuant to the 1995 Plan, an option to purchase 10,000 shares of common stock of the Company was granted to each Eligible Director who became a director prior to December 13, 1995 on the date he first became a director and an option to purchase an additional 20,000 shares of common stock of the Company was granted to each such director on December 13, 1995. Pursuant to the 1995 Plan, an option to purchase an additional 10,000 shares of common stock of the Company was granted automatically to each such director on December 13, 1998, and will be granted on each subsequent December 13 if such director is still an Eligible Director on such December 13.

    The Board of Directors of the Company have amended the 1995 Plan to provide no further grants of options shall be made under the 1995 Plan if the shareholders approve the Company's 2001 Non-Employee Director Stock Option Plan.

REPORT OF AUDIT COMMITTEE

    The Audit Committee of the Board of Directors makes this report pursuant to
Item 306 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 306(c).

    The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting practices. The Audit Committee has adopted a written charter, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent (as such term is defined in Section 303.01(b)(2)(a) and (3) of the New York Stock Exchange's Listing Standards).

    As part of its duties the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence from the Company.

    Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                              The Audit Committee

                  Paul A. Novelly      Robert L. Gates      Gary V. Meloni

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth information concerning compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for each of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                    ANNUAL                            ------------
                                                 COMPENSATION                            STOCK
                                              -------------------    OTHER ANNUAL        OPTION         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR      SALARY     BONUS     COMPENSATION(1)    GRANTS (2)    COMPENSATION(3)
---------------------------        --------   --------   --------   ---------------   ------------   ---------------
Hans H. Buehler..................    2000     $600,000       -0-                            -0-              -0-
Chairman of the Board and Chief      1999      400,000   400,000                            -0-              -0-
Executive Officer                    1998      478,000       -0-                         50,000              -0-

Todd L. Smith....................    2000      200,000    21,000                            -0-              602(4)
Executive Vice President--           1999      141,100    35,500                            -0-              401(5)
Operations                           1998      138,900    18,200                          5,000              284(6)

Kathleen H. Wainwright...........    2000      174,000    16,500                            -0-              651(7)
Senior Vice President--Sales         1999      158,200    29,500                            -0-              427(8)
                                     1998      156,000    20,000                         10,000              434(9)

K. Michael Wellman...............    2000      170,000    15,000                          9,300              694(10)
                                     1999          -0-       -0-                            -0-              -0-
                                     1998          -0-       -0-                            -0-              -0-

Ramon F. Ibarra..................    2000      164,000    16,500                            -0-              487(11)
Vice President--Manufacturing        1999      158,200    35,500                            -0-              451(12)
                                     1998      156,000    20,000                         10,000           31,645(13)

------------------------

(1) Except where indicated in this table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

(2) Number of shares of the Company's common stock subject to stock options granted to the named individual under the Company's employee stock option plan.

(3) All amounts and the notes thereto are as of December 31 of the applicable year.

(4) Represents $2,625 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $2,023 from calendar year 1999 issued in 2000. All of the Company's contribution of $2,625 is vested.

(5) Represents $2,116 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,715 from calendar year 1998 issued in 1999. All of the Company's contribution of $2,116 is vested.

(6) Represents $2,084 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,800 from calendar year 1997 issued in 1998. All of the Company's contribution of $2,084 is vested.

(7) Represents $2,397 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,746 from calendar year 1999 issued in 2000. All of the Company's contribution of $2,397 is vested.

(8) Includes $1,582 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,155 from calendar year 1998 issued in 1999. All of the Company contribution of $1,582 is vested.

(9) Includes $1,551 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,117 from calendar year 1997 issued in 1998. All of the Company's contribution of $1,551 is vested.

(10) Represents $694 of contributions made by the Company to the Company's 401(k) retirement savings plan. None of the Company's contribution of $694 is vested.

(11) Represents $1,065 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $578 from calendar year 1999 issued in 2000. All of the Company's contribution of $1,065 is vested.

(12) Includes $1,018 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $567 from calendar year 1998 issued in 1999. All of the Company's contribution of $1,018 is vested.

(13) Includes $31,926 for relocation expenses and $1,016 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,297 from calendar year 1997 issued in 1998. All of the Company's contribution of $1,016 is vested.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    In September 1996, the Company adopted a supplemental executive retirement plan (the "Plan") to provide deferred compensation benefits to a select group of management employees. As originally adopted, the Plan provided a maximum retirement benefit at age 65 (or age 55 under certain circumstances) of 70% of final average salary, which accrued ratably over ten years of Plan participation. In December 1998, the Board of Directors amended and restated the Plan to reduce the maximum retirement benefit to 50% of final average salary and include an offset for estimated retirement benefits provided by Social Security (the "Retirement Offset"). Additional key employees were also included as participants. The amendment and restatement of the Plan freezes benefits at the levels accrued as of December 31, 1997 for all participants as of that date, except that Hans Buehler voluntarily withdrew as a participant in the Plan and relinquished all of his accrued benefits under the Plan. Each participant with an accrued benefit as of December 31, 1997 who continues to be employed after amendment of the Plan is entitled (subject to vesting and other conditions imposed by the Plan) to the greater of his or her benefit as of December 31, 1997 (the "Prior Accrued Benefit") or the accrued benefit determined under the revised benefit formula, which counts service prior to amendment of the Plan for purposes of determining accrued benefits.

    The final average salary is the participant's average annual salary (excluding bonuses and other non-regular forms of compensation) earned from the Company (before adjustments for contributions to Company-sponsored employee benefit plans) during the three highest salary years of the five-year period ending on the December 31 next preceding the earlier of termination of employment or the date on which the participant qualifies for retirement. Benefits do not vest until a participant has participated in the Plan for five years. The retirement benefit accrues ratably over 25 years of service (including periods prior to adoption of the Plan and with certain predecessor employers) at two percent (2%) per year (up to a maximum of 25 years of service), with the actual retirement benefit being dependent on years of service with the Company and designated predecessors at the actual time of retirement. The formula is also subject to the Prior Accrued Benefit and the Retirement Offset. The following table sets forth approximate annual retirement benefits for retirement at age 65, expressed as a single life annuity, which would be payable under the Plan without regard to the Prior Accrued Benefit or the Retirement Offset:

                                                                  YEARS OF PARTICIPATION
AVERAGE ANNUAL                                                ------------------------------
COMPENSATION                                                     5          15         25
--------------                                                --------   --------   --------
$125,000....................................................   12,500     37,500     62,500

 150,000....................................................   15,000     45,000     75,000

 175,000....................................................   17,500     52,500     87,500

 200,000....................................................   20,000     60,000    100,000

 225,000....................................................   22,500     67,500    112,500

 250,000....................................................   25,000     75,000    125,000

 300,000....................................................   30,000     90,000    150,000

    Mr. Smith, Ms. Wainwright, Mr. Wellman and Mr. Ibarra are the executive officers named in the Summary Compensation Table who are continuing participants in the Plan. The average salary of Mr. Smith, Ms. Wainwright, Mr. Wellman and Mr. Ibarra for purposes of the Plan does not differ substantially from that set forth in the annual compensation columns of the Summary Compensation Table.
Mr. Smith has 19 years of benefit accrual service and three years of credited participation under the Plan. Ms. Wainwright has 12 years of benefit accrual service and four years of credited participation service under the Plan.
Mr. Wellman has no years of benefit accrual service and 1 year of credited participation service under the Plan. Mr. Ibarra has 20 years of benefit accrual service and five years of credited participation service. The benefits listed in the table above do not reflect the Retirement Offset or the Prior Accrued Benefit.

OPTION GRANTS DURING 2000

                                                         INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                                           ---------------------------------------------          VALUE AT
                                                      % OF TOTAL                           ASSUMED RATES OF STOCK
                                                       OPTIONS                                  APPRECIATION
                                                      GRANTED TO                              FOR OPTION TERM
                                           OPTIONS    EMPLOYEES    EXERCISE   EXPIRATION   ----------------------
NAME                                       GRANTED     IN 2000      PRICE        DATE         5%           10%
----                                       --------   ----------   --------   ----------   --------      --------
K. Michael Wellman.......................   9,300        17.06%    $15.125     01/23/10    $88,463       $244,188

OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

    The following table sets forth information concerning stock options which were exercised during, or held at the end of, 2000 by the officers identified in the Summary Compensation Table:

                                                                     NUMBER OF
                                                                    UNEXERCISED
                                                                    OPTIONS AT               VALUE OF UNEXERCISED
                                                                   DECEMBER 31,             IN-THE-MONEY OPTIONS AT
                                     SHARES                           2000(1)                DECEMBER 31, 2000 (2)
                                   ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                                EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                               -----------   --------   -----------   -------------   -----------   -------------
Hans H. Buehler..................    158,000     $866,281     214,500           -0-         $731,188       $   -0-
Todd L. Smith....................      8,333       27,466       3,334         3,333           12,919        12,915
Kathleen Wainwright..............        -0-          -0-      13,333         6,667           51,665        25,835
K. Michael Wellman...............        -0-          -0-         -0-         9,300              -0-        22,088
Ramon F. Ibarra..................        -0-          -0-      38,900         6,667          224,705        25,835

------------------------

(1) Shares of common stock.

(2) Value based on closing sale price of $17.50 per share on December 31, 2000.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to their compensation, and reviews the compensation programs for other key employees, including salary and cash bonus levels. The Compensation Committee also administers the Company's employee stock option plan (the "Employee Plan") and authorizes grants of options to officers and other key employees based on recommendations of Management.

COMPENSATION POLICIES AND PHILOSOPHY

    The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking their compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses, and stock options to achieve these objectives.

    The Compensation Committee considers a number of factors, including the level and types of compensation paid to persons in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

COMPONENTS OF COMPENSATION

    Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

    Cash bonuses are used to provide executive officers with financial incentives to meet quarterly and annual performance targets of the Company. Performance targets and bonus recommendations for executives other than the chairman of the board and the chief executive officer are proposed by the chief executive officer, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and bonus recommendations for the chairman of the board and the chief executive officer are recommended by the Compensation Committee and approved by the Board of Directors. Cash bonuses were paid to Todd Smith, Kathleen Wainwright, K. Michael Wellman and Ramon Ibarra in 2000 based on the Company's performance in 2000.

    The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the interests of shareholders. Upon hiring executive officers, the Compensation Committee typically recommends stock option grants to the officers under the Employee Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee considers awarding additional grants under the Employee Plan. The Compensation Committee believes that these additional grants provide incentives for executive officers to remain with the Company. Options are granted at the current market price for the Company's common stock and, consequently, have value only if the price of the Company's common stock increases over the exercise price. In determining the size of the periodic grants the Compensation Committee considers prior option grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

COMPENSATION OF THE PRINCIPAL EXECUTIVE OFFICERS

    The Compensation Committee reviews the performance of the chairman of the board and the chief executive officer of the Company, as well as other executive officers of the Company, annually. The Committee determined not to declare a bonus for Mr. Buehler in 2000.

                     Members of the Compensation Committee

                         Edwin A. Levy    Lee E. Mikles

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Russell 2000 and a peer group index for the period commencing on December 31, 1995 and ending on December 31, 2000. The data set forth below assumes the value of an investment in the Company's common stock and each index was $100 on December 31, 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                            SINCE DECEMBER 31, 1995

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COASTCAST CORPORATION  PEER GROUP  RUSSELL 2000
12/29/95                $100.00     $100.00       $100.00
12/31/96                $143.25      $44.95       $100.40
12/31/97                $137.05      $45.64       $117.01
12/31/98                $105.49      $43.00       $143.01
12/31/99                $200.63      $60.29       $175.26
12/29/00                $211.21      $63.70       $167.89

* Peer Group Index consists of Aldila Inc. and Royal Grip, Inc. through September 3, 1997, and Aldila Inc. and Royal Precision, Inc.(formerly named FM Precision, Inc. and successor to Royal Grip, Inc.) from September 3, 1997 through December 31, 2000.

              APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

DIRECTOR PLAN

    The Board of Directors of the Company adopted the Company's 2001 Non-Employee Director Stock Option Plan (the "Director Plan"), under which common stock of the Company may be issued pursuant to exercise of options granted to non-employee directors of the Company.

    Each member of the Board of Directors who is not an employee of the Company receives automatic grants of options to purchase specified numbers of shares of common stock of the Company under the Director Plan. Pursuant to the Director Plan, the aggregate number of shares of common stock of the Company which may be issued pursuant to exercise of options granted under the Director Plan shall not exceed 200,000 shares.

    The Director Plan provides that an option to purchase 30,000 shares of common stock of the Company (the "Initial Option") shall be granted automatically to each Eligible Director (as defined in the Director Plan) (other than Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly) on the later of the date on which the Director Plan is approved by the shareholders of the Company or the date on which such director first becomes an Eligible Director (the "Initial Option Date"). The Director Plan provides that an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each director who receives an Initial Option on the third anniversary of the Initial Option Date and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary.

    Pursuant to the Director Plan, an option to purchase 10,000 shares of common stock of the Company shall be granted automatically to each of Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly on the date on which the Director Plan is approved by the shareholders of the Company (provided such individual is an Eligible Director of the Company on such date), and an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each such director on each anniversary of the date on which shareholders approve the Plan if such director is still an Eligible Director on such anniversary.

    Pursuant to the Director Plan no option can be granted at any time to purchase an aggregate number of shares of common stock of the Company which exceeds the total number of shares of such common stock which are then available for issuance under the Director Plan minus the total number of shares of such common stock subject to options which have been granted previously and are then outstanding under the Director Plan. If there are insufficient shares of common stock of the Company available for issuance under the Director Plan, the Director Plan provides options are granted for the number of shares which are available for issuance under the Director Plan, and its also provides directors who did not receive automatic grants of options because shares of common stock of the Company were not available for issuance under the Director Plan will receive such grants when such shares become available for issuance under the Director Plan.

    The Director Plan is intended to increase the proprietary and vested interests of the non-employee directors of the Company and the growth and performance of the Company by granting to them options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals with outstanding ability to serve on the Board of Directors of the Company. The Director Plan was adopted and is recommended for approval by the Company's shareholders because the directors believe that option grants under the Director Plan play an important role in the Company's efforts to attract and retain the services of individuals of outstanding ability as directors of the Company and because there are very few shares available for grant under the 1995 Plan.

    A copy of the Director Plan is set forth in full as Appendix B to this Proxy Statement. In addition to the provisions described above, the following is a summary of the principal provisions of the Director Plan:

    1. The purpose of the Director Plan will continue to be to increase the proprietary and vested interest of the non-employee directors of the Company and the growth and performance of the Company by granting to them options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to serve on the Board of Directors of the Company.

    2. Options granted under the Director Plan will be non-qualified stock options not specifically authorized or qualified for favorable federal income tax consequences.

    3. Each director of the Company shall be eligible to receive an option under the Director Plan at any time only if such director (i) is not then an employee of the Company or any of its subsidiaries, (ii) has not, within three years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries, other than options granted to such director under the Director Plan or the 1995 Plan, and (iii) does not then beneficially own more than 10% of the outstanding stock of the Company (an "Eligible Director").

    4. The purchase price for the shares subject to any option granted under the Director Plan shall be the fair market value of the shares of common stock of the Company on the date the option is granted.

    5. The Director Plan is administered by the Board of Directors, or in the discretion of the Board of Directors, a committee ("Committee") of not less than two individuals, all of whom must be members of the Board of Directors.

    6. The exercise price for any shares purchased pursuant to exercise of an option granted under the Director Plan must be paid by the optionee under one (or a combination of the following alternatives): (i) payment in full by cash or check for an amount equal to the aggregate option exercise price for the number of shares being purchased, (ii) provided at the time the Company's common stock is publicly traded on an established stock exchange or reported by NASDAQ, delivery of a copy of instructions to a broker directing such broker to sell the common stock for which such option is exercised, and to remit to the Company the aggregate exercise price of such options, or (iii) tendering shares of the Company's common stock owned by the optionee, free and clear of any liens, encumbrances, claims or security interests, with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion thereof is being exercised. (Tendering shares to the Company as payment for the shares required upon exercise of the option may enable directors to use the technique known as "pyramiding," if the fair market value of the shares acquired upon exercise of the option exceeds the price at which the option may be exercised. Pyramiding of stock options, in brief, works as follows: An optionee may exercise a limited portion of his or her option for cash to acquire a few shares of stock. Because the value of the stock the optionee acquires exceeds the exercise price of the option, he or she may immediately exercise his or her option again by exchanging the shares acquired by the first exercise to acquire a greater number of shares. This process may be repeated until the optionee has fully exercised his or her option. The optionee does not keep the shares he or she exchanges upon each exercise of the option. Pyramiding may result in an optionee fully exercising his or her option at any one time by this series of stock exchanges with a nominal initial cash payment.)

    7. No option granted under the Director Plan is exercisable after the expiration of the earlier of (i) 10 years following the date the option is granted, or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

    8. Each option granted under the Director Plan is not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), and is exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative or any transferee pursuant to a QDRO.

    9. Each option granted under the Director Plan becomes exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the optionee is still a director of the Company on such anniversary; provided, however, each Initial Option issued to a director who became an Eligible Director prior to the date on which the shareholders approve the Director Plan, shall become exercisable as to one-third of the shares subject to the Initial Option on each anniversary of the date on which such director became an Eligible Director if such director is still a director of the Company on such anniversary; and provided further, however, if an option is not granted because there are insufficient shares available for issuance under the Director Plan, then if and when such option is later granted, such option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option would have been automatically granted if there were sufficient shares available for issuance under the Director Plan if the director to whom the option is granted is still a director of the Company on such anniversary. Certain transactions relating to a change in control of the Company may accelerate vesting of options outstanding at the time.

    10. The Director Plan expires on December 31, 2010.

FEDERAL INCOME TAX CONSEQUENCES

    Only non-qualified stock options may be granted under the Director Plan. Under current federal income tax law, the grant of a non-qualified option under the Director Plan will have no federal income tax consequences to the Company or the optionee. Generally, upon exercise of a non-qualified stock option granted under the Director Plan, the excess of the fair market value of the stock at the date of exercise over the option price (the "Spread") is taxable to the optionee as ordinary income. All such amounts taxable to a director are deductible by the Company as compensation expense, if appropriate income is reported on behalf of the optionee. The deduction will be allowed for the taxable year of the Company in which the optionee includes an amount in income.

    Generally, the shares received on exercise of an option under the Director Plan are not subject to restrictions on transfer or risks of forfeiture and, therefore, the optionee will recognize income on the date of exercise of such option. However, if the optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), the Section 16(b) restriction will be considered a substantial risk of forfeiture for tax purposes. Under current law, optionees who are either directors or officers of the Company will be subject to restrictions under Section 16(b) of the Act during their term of service. SEC Rule 16b-3 provides an exemption from the restrictions of
Section 16(b) for the grant of derivative securities, such as stock options, under certain circumstances. Because the Director Plan satisfies the requirements for exemption under SEC Rule 16b-3, the grant of options will not be considered a purchase and the exercise of the options to acquire the underlying shares of Company common stock will not be considered a purchase or a sale. Thus, ordinary income will be recognized and the Spread will be measured on the date of exercise.

NEW PLAN BENEFITS

    The following table indicates options which will be available for grant under the Director Plan:

                               NEW PLAN BENEFITS
                                 DIRECTOR PLAN

NAME AND POSITION                                             DOLLAR VALUE ($)   NUMBER OF SHARES
-----------------                                             ----------------   ----------------
Non-Executive Director Group................................     $2,156,000*         200,000

------------------------

    *Value based on closing sale price of $10.78 per share on April 17, 2001.

OPTIONS TO BE GRANTED UNDER THE DIRECTOR PLAN

    The following table sets forth information concerning options which will be granted under the Director Plan:

                                                               NO. OF
DIRECTOR                                                       SHARES
--------                                                      --------
Edwin A. Levy...............................................   40,000(1)
Lee E. Mikles...............................................   40,000(1)
Paul A. Novelly.............................................   40,000(1)
Robert H. Goon..............................................   40,000(2)
Gary V. Meloni..............................................   40,000(2)
All directors as a group (5 persons)........................  200,000

------------------------

(1) An option to purchase 10,000 shares will be granted to this director on each June 20 (commencing with June 20, 2001) if he is still an Eligible Director at the time.

(2) An option to purchase 30,000 shares will be granted to this director on June 20, 2001, and (assuming all of the current directors remain as the directors of the Company until June 21, 2004) an option to purchase 10,000 shares will be granted to this director on June 20, 2004.

REASONS FOR THE DIRECTOR PLAN

    The Director Plan was adopted and is recommended for approval by the Company shareholders because the Board of Directors believes that option grants under the Director Plan play an important role in the Company's efforts to attract and retain individuals of outstanding ability to serve as directors of the Company and because there are very few shares available for grant under the 1995 Plan.

VOTE REQUIRED FOR APPROVAL OF THE DIRECTOR PLAN

    Approval of the Director Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company represented and voting at the Meeting (which affirmative vote must equal or exceed a majority of the quorum required for the Meeting). If the Director Plan is not approved by the shareholders, the Director Plan will not become effective. ABSTENTIONS AS TO THE PROPOSAL TO APPROVE THE DIRECTOR PLAN WILL HAVE NO EFFECT ON THE VOTE FOR SUCH PROPOSAL EXCEPT TO THE EXTENT THE NUMBER OF ABSTENTIONS CAUSES THE NUMBER OF SHARES VOTED IN FAVOR OF THE PROPOSAL NOT TO EQUAL OR EXCEED A MAJORITY OF THE QUORUM REQUIRED FOR THE MEETING (IN WHICH CASE THE PROPOSAL WOULD NOT BE APPROVED).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DIRECTOR
PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

RATIFICATION

    The accounting firm of Deloitte & Touche LLP serves the Company as its independent auditors at the direction of the Board of Directors of the Company. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent auditors for the Company for fiscal year 2001. This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent auditors by the affirmative vote of a majority of the shares represented and voting at the Meeting (which affirmative vote must equal or exceed a majority of the quorum required for the Meeting).

    Notwithstanding the ratification by shareholders of the appointment of Deloitte & Touche LLP, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

AUDIT FEES

    The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2000 and the reviews of the Company's consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 were $172,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

    There were no aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for financial information systems design and implementation for the year ended December 31, 2000.

ALL OTHER FEES

    Other than the fees listed above, Deloitte & Touche LLP billed $75,569 for services rendered for the year ended December 31, 2000.

    The Audit Committee has considered whether the provision of services other than audit services, to the Company by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche's independence.

                             SHAREHOLDER PROPOSALS

    Shareholders intending to submit proposals for presentation at the 2002 Annual Meeting of Shareholders and inclusion in the Proxy Statement and proxy card for such meeting must submit the proposal in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than December 28, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Secretary no earlier than February 20, 2002 and no later than April 21, 2002.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report to Shareholders of the Company for the year ended
December 31, 2000, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

    Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Corporate Secretary, Coastcast Corporation, 3025 East Victoria Street, Rancho Dominguez, California 90221. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ NORMAN FUJITAKI
                                          Norman Fujitaki
                                          Secretary

Rancho Dominguez, California
April 27, 2001

       SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN,
            AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.
      PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                   APPENDIX A
                             COASTCAST CORPORATION
                            AUDIT COMMITTEE CHARTER

                            Effective April 19, 2000

This charter shall be reviewed, updated and approved annually by the board of directors

ROLE AND INDEPENDENCE

    The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, and the management of the corporation. In discharging this oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

    The board of directors shall appoint one member of the audit committee as chairperson. He shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

RESPONSIBILITIES

    The audit committee's primary responsibilities include:

    - Recommending to the board the independent accountant to be selected or retained to audit the financial statements of the corporation. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the board any actions necessary to oversee the auditor's independence.

    - Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

    - Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquires as may be appropriate. Based on the review, the committee shall make its recommendation to the board as to the inclusion of the Company's audited financial statements in the company's annual report on Form 10-K.

    - Reviewing with management and the independent auditor the quarterly financial information prior to the company's filing of Form 10-Q. This review may be performed by the committee or its chairperson.

    - Discussing with management, and the external auditors the quality and adequacy of the company's internal controls.

    - Discussing with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

    - Reporting audit committee activities to the full board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

                                   APPENDIX B
                             COASTCAST CORPORATION
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Coastcast Corporation 2001 Non-Employee Director Stock Option Plan (the "Plan") is to increase the proprietary and vested interest of the non-employee directors of Coastcast Corporation (the "Company") in the growth and performance of the Company by granting such directors options to purchase shares of common stock of the Company, to encourage them to continue their services to the Company, and to attract individuals of outstanding ability to serve on the Board of Directors of the Company.

    2. NON-QUALIFIED STOCK OPTIONS. The options granted under the Plan (each an "option") will be options not specifically authorized or qualified for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and any successor statutes ("Code") ("non-qualified stock options").

    3.  ADMINISTRATION.

        3.1 ADMINISTRATION BY BOARD. The Plan shall be administered by the Board of Directors of the Company ("Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, and to make all of the determinations necessary or advisable for administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive options under the Plan, the number of shares of stock subject to any such options, or the purchase price thereof. The interpretation and construction by the Board of any provision of the Plan, or of any agreement executed pursuant to the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

        3.2 ADMINISTRATION BY COMMITTEE. The Board may, in its sole discretion, delegate any or all of its administrative duties to a committee (the "Committee") of not fewer than two (2) members of the Board, all of the members of which Committee shall be persons who, in the opinion of counsel to the Company, are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. If administration is delegated to a Committee, the Committee shall have, in connection with administration of the Plan, the powers otherwise possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. From time to time, the Board may increase or decrease (to not less than two members) the size of the Committee, and add additional members to, or remove members from, the Committee. The Committee shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committee shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

    4. ELIGIBILITY. Each director of the Company shall be eligible to receive an option under the Plan at any time only if such director (i) is not then an employee of the Company or any of its subsidiaries, (ii) has not, within three
(3) years immediately preceding such time, received any stock option, stock bonus, stock appreciation right, or other similar stock award from the Company or any of its subsidiaries, other than options granted to such director under this Plan or the 1995 Amended and Restated Non-Employee Director Stock Option Plan, and
(iii) does not then beneficially own more than ten percent (10%) of the outstanding stock of the Company (an "Eligible Director"). Only Eligible Directors may receive options under the Plan. A director of the Company shall not be deemed to be an employee of the Company or any of its subsidiaries solely by reason of the existence of an agreement between such director and the Company or any subsidiary thereof pursuant to which the director provides services as a consultant to the Company or its subsidiaries on a regular or occasional basis for compensation.

    5. SHARES SUBJECT TO OPTIONS. The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to exercise of options granted under the Plan shall not exceed 200,000 shares of common stock, as such common stock shall be constituted as of April 19, 2001. In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no option had been granted with respect to such shares.

    6. TERMS AND CONDITIONS OF OPTIONS. Options granted under the Plan shall be evidenced by agreements in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. All grants of options to Eligible Directors shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions.

        6.1 GRANT OF OPTIONS. Options to purchase shares of common stock of the Company shall be granted automatically to each Eligible Director as follows:

       (a) An option to purchase 30,000 shares of common stock of the Company (the "Initial Option") shall be granted automatically to each Eligible Director (other than Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly) on the later of the date on which this Plan is approved by the shareholders of the Company (provided such person is still an Eligible Director on such date) or the date on which such director first becomes an Eligible Director (the "Initial Option Date"). Thereafter, an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each director who receives an Initial Option on the third anniversary of the Initial Option Date and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary.

       (b) An option to purchase 10,000 shares of common stock of the Company shall be granted automatically to each of Edwin A. Levy, Lee E. Mikles, and Paul A. Novelly on the date on which this Plan is approved by the shareholders of the Company (provided such individual is an Eligible Director on such date), and an option to purchase an additional 10,000 shares of common stock of the Company shall be granted automatically to each such director on each anniversary of the date on which shareholders approve the Plan if such director is still an Eligible Director on such anniversary.

       (c) Anything set forth in the Plan to the contrary notwithstanding, no option or options shall be granted at any time to purchase an aggregate number of shares of common stock of the Company which exceeds the total number of shares of such common stock which are then available for issuance under the Plan minus the total number of shares of such common stock subject to options which have been granted previously and are then outstanding under the Plan; and options which are granted as of the same date to purchase less shares than otherwise provided in subparagraph 6.1
       (a) or (b) because of the foregoing limitation in this subparagraph
       (c) shall cover equal numbers of shares; provided, however, if there are insufficient shares available for issuance under the Plan at a time when an option under subparagraph 6.1 (a) or (b) is to be granted, the portion of the option not granted shall be automatically granted at the time shares become available for issuance under the Plan (with the options which were deferred the longest being granted first and if there is more than one option which was deferred on the same date, then any available shares shall be allocated pro rata among such options).

        6.2 OPTION PRICE. The purchase price per share of the shares subject to any option shall be 100% of the fair market value per share of common stock of the Company on the date the option is granted. For purposes of the Plan, the "fair market value" per share of common stock of the Company at any date shall be (a) if the common stock is listed on an established stock exchange or exchanges, the last reported sale price per share on the last trading day immediately preceding such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, at the closing reported bid price per share on such day on such exchange, (b) if the common stock is not then listed on an exchange, the last reported sale price per share on the last trading day immediately preceding such date reported by NASDAQ, or if sales are not reported by NASDAQ or no sale was made on such day, the average of the closing bid and asked prices per share for the common stock in the over-the-counter market as quoted on NASDAQ on such day, or (c) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

        6.3 NOTICE AND PAYMENT. Any exercisable portion of an option may be exercised only by:

       (a) delivery of a written notice to the Company, prior to the time when such option becomes unexercisable under Section 6.4, stating the number of shares being purchased and complying with all applicable rules established by the Board or the Committee;

       (b) the optionee electing to make payment of the exercise price by one of the following alternatives: (i) payment in full of the exercise price of such option by cash or check for an amount equal to the aggregate option exercise price for the number of shares being purchased, (ii) provided at the time the Company's common stock is publicly traded on an established stock exchange or reported by NASDAQ, delivery of a copy of instructions to a broker directing such broker to sell the common stock for which such option is exercised, and to remit to the Company the aggregate exercise price of such options (a "cashless exercise"),(iii) tendering shares of the Company's common stock owned by the optionee, free and clear of any liens, encumbrances, claims or security interests, with a fair market value (as determined pursuant to Section 6.2) on the date of delivery equal to the aggregate purchase price of the shares with respect to which such option or portion is thereby exercised (a "stock-for-stock exercise") or (iv) any combination of the payment methods set forth in subparagraphs 6.3(b)(i), (ii) or (iii). Payment in full of the exercise price per share need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of common stock for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the exercise price per share for the shares of common stock purchased pursuant to the exercise of the option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the option;

       (c) payment of the amount of tax required to be withheld (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of an option in any combination of the payment methods set forth in subparagraph 6.3(b); and

       (d) delivery of a written notice to the Company requesting that the Company direct the transfer agent to issue to the Optionee (or to his designee) a certificate for the number of shares of common stock for which the Option was exercised or, in the case of a cashless exercise, for any shares that were not sold in the cashless exercise.

Any certificate(s) for shares of outstanding common stock of the Company used to pay the exercise price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

        6.4 TERM OF OPTION. No option granted under the Plan shall be exercisable after the expiration of the earlier of (i) ten years following the date the option is granted or (ii) one year following the date the optionee ceases to be a director of the Company for any reason.

        6.5 VESTING. An option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option is granted if the director to whom the option is granted is still a director of the Company on such anniversary; provided, however, each Initial Option issued to a director who became an Eligible Director prior to the date on which the shareholders approve this Plan, shall become exercisable as to one-third of the shares subject to the Initial Option on each anniversary of the date on which such director became an Eligible Director if such director is still a director of the Company on such anniversary; and provided further, however, if an option is not granted because there are insufficient shares available for issuance under the Plan, if and when such option is later granted, such option shall become exercisable as to one-third of the shares subject to the option on each anniversary of the date the option would have been automatically granted if there were sufficient shares available for issuance under this Plan if the director to whom the option is granted is still a director of the Company on such anniversary.

        6.6  EXERCISE AND TRANSFER OF OPTION.

       (a) An option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his guardian or legal representative or any transferee pursuant to a QDRO.

       (b) Notwithstanding anything to the contrary contained herein, an option may not be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act of 1933, as amended (the "Securities Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

        6.7 RIGHTS AS A SHAREHOLDER OR DIRECTOR. An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distribution or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.10. Nothing in the Plan or in any option agreement shall confer upon any director any right to continue as a director of the Company or any of its subsidiaries, to be nominated to serve as a director, or to receive any particular rate of compensation.

        6.8 NO FRACTIONAL SHARES. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

        6.9 EXERCISABILITY IN THE EVENT OF DEATH. In the event of the death of an optionee, any option (or unexercised portion thereof) held by the optionee, to the extent exercisable by him or her on the date of death, may be exercised by the optionee's personal representatives, heirs, or legatees subject to the provisions of Sections 6.4 through 6.6 hereof.

        6.10 RECAPITALIZATION OR REORGANIZATION OF COMPANY. Except as otherwise provided herein, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to the option rights granted under the Plan, and the exercise price of such option rights, in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed cancelled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to use substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be cancelled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to fully exercise the optionee's option in whole or in part without regard to any installment exercise provisions otherwise provided by Section 6.5.

        6.11 MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall
    (i) without the consent of the optionee, alter or impair any rights of the optionee under the option, (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, or
    (iii) except as provided in Section 6.10, change the exercise price, increase the number of shares to which the option relates, or extend the term of the option.

        6.12 OTHER PROVISIONS. Each option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

    7. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except by operation of the provisions of Section 6.10, no increase in the total number of shares covered by the Plan, no increase in the total number of shares subject to any option granted under the Plan, no change in the class of directors eligible to receive options granted under the Plan, no material increase in the benefits accruing to participants under the Plan, no reduction in the exercise price of options granted under the Plan, and no extension of the latest date upon which options may be exercised; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof held by the optionee.

    8. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the Plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit, or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

    9.  COVENANTS OF THE COMPANY.

        9.1 AVAILABLE SHARES. During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

        9.2 APPROVALS. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options.

    10. EFFECTIVE DATE OF AMENDMENT AND TERM OF PLAN. The Plan shall become effective on the date hereof, subject to approval of the Plan by the shareholders of the Company. If such approval does not occur by September 30, 2001, the Plan will not become effective. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2010.

Dated: April 19, 2001

COASTCAST CORPORATION

By:  -----------------------------------------
     Hans Buehler, Chief Executive Officer

By:
     -----------------------------------------
     Norman Fujitaki, Secretary

                                COASTCAST CORPORATION
                              3025 EAST VICTORIA STREET
                          RANCHO DOMINGUEZ, CALIFORNIA 90221

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hans H. Buehler and Edwin A. Levy as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Coastcast Corporation held of record by the undersigned on April 23, 2001, at the Annual Meeting of Shareholders to be held on June 20, 2001, or any adjournment thereof.

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                           --  FOLD AND DETACH HERE  --

                                                              Please mark
                                                             your votes as
                                                              indicated in
                                                             this example  /X/


1. ELECTION OF DIRECTORS

           / / FOR all nominees below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

           / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE LINES NEXT TO THE NOMINEE'S NAME BELOW:

Hans H. Buehler  ______    Robert H. Goon  ______  Edwin A. Levy  ______
Gary V. Meloni   ______    Lee E. Mikles   ______  Paul A. Novelly ______

2. APPROVAL OF COASTCAST CORPORATION 2001 NON-EMPLOYEE DIRECTOR STOCK
   OPTION PLAN

           / / FOR         / / AGAINST      / / ABSTAIN

3. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           / / FOR         / / AGAINST      / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)                                                  Dated     , 2001
            --------------------------------------------------     -----
                  PLEASE READ, SIGN, DATE AND RETURN THE
              PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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